                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_] Preliminary Proxy Statement Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           REPTRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration No.:
    (3) Filing Party:
    (4) Date Filed:

[LOGO]
Reptron
--------------------------------------------------------------------------------

               14401 McCormick Drive . Tampa, Florida 33626-3046 . 813.854.2351

                                                                   May 21, 2002

Dear Shareholder:

    I am pleased to invite you to the Annual Meeting of Shareholders to be held on Monday, June 24, 2002, at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time. As we have done in the past, in addition to considering the matters described in the accompanying proxy statement, we will review major developments since our last shareholders' meeting.

    We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the enclosed proxy card to vote your shares. This will ensure that your shares will be represented at the meeting. The accompanying proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

                                          Sincerely,

                                          /s/ Michael L. Musto
                                          Michael L. Musto
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

REPTRON ELECTRONICS, INC.
Notice of Annual Meeting of Shareholders
To Be Held June 24, 2002

Dear Shareholder:

    On Monday, June 24, 2002, Reptron Electronics, Inc. will hold its 2002 Annual Meeting of Shareholders at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time.

    We are holding this meeting to:

    1. Elect two Class I directors to hold office for three year terms expiring in 2005; and

    2.  Attend to other business properly presented at the meeting.

    Your Board of Directors has selected April 26, 2002, as the record date for determining shareholders entitled to vote at the meeting. This proxy statement, proxy card and Reptron's 2001 Annual Report to Shareholders are being mailed on or about May 21, 2002.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Leigh A. Lane
                                          Leigh A. Lane
                                          Secretary

Tampa, Florida
May 21, 2002

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
              QUESTIONS AND ANSWERS.........................   1

              PROPOSALS ON WHICH YOU MAY VOTE...............   3

              STOCK OWNERSHIP...............................   6

              DIRECTORS AND EXECUTIVE OFFICERS..............   9

              EXECUTIVE COMPENSATION........................  12

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  18

              REPTRON STOCK PRICE PERFORMANCE GRAPH.........  19

              SHAREHOLDER PROPOSALS.........................  20

              INDEPENDENT AUDITORS..........................  20

              AUDIT COMMITTEE REPORT........................  21

              OTHER MATTERS.................................  22

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:  Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because Reptron's Board of Directors is soliciting your proxy to vote your shares at Reptron's 2002 Annual Meeting of Shareholders. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting.

--------------------------------------------------------------------------------
Q:  What may I vote on?

A: (1) The election of two Class I directors to hold office for a three-year term expiring in 2005; and

    (2) Any other business properly presented at the Annual Meeting.

--------------------------------------------------------------------------------
Q:  How does Reptron's Board of Directors recommend I vote on the proposal?

A:  Reptron's Board of Directors recommends a vote FOR the proposal.

--------------------------------------------------------------------------------
Q:  Who is entitled to vote?

A: Only those shareholders who owned Reptron common stock at the close of business on April 26, 2002 (the "Record Date"), are entitled to vote at the Annual Meeting.

--------------------------------------------------------------------------------
Q:  How do I vote?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal. You have the right to revoke your proxy at any time before the meeting by either:

    .   notifying Reptron's corporate secretary in writing;

    .   voting in person; or

    .   returning a later-dated proxy card.

--------------------------------------------------------------------------------
Q:  How many shares can vote?

A: As of the Record Date, 6,417,196 shares of Reptron's common stock were issued and outstanding. Every Reptron shareholder is entitled to one vote for each share of common stock held on the Record Date.

--------------------------------------------------------------------------------

Q:  What is a "quorum"?

A: A "quorum" is a majority of the outstanding shares of Reptron's common stock. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. If a broker, bank, custodian, nominee or other record holder of Reptron common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.

--------------------------------------------------------------------------------
Q:  How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Paul J. Plante, Reptron's President, Chief Operating Officer, Chief Accounting Officer and director, and William A. Byrd, Reptron's Manager of Financial Reporting, or either of them, to vote on such matters at their discretion.

--------------------------------------------------------------------------------
Q: When are the shareholder proposals for the next Annual Meeting of Shareholders due?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than January 21, 2003 to Leigh A. Lane, Corporate Secretary, Reptron Electronics, Inc., 14401 McCormick Drive, Tampa, Florida 33626. In addition, the proxy solicited by Reptron's Board of Directors for the 2003 Annual Meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with notice of such proposal by April 7, 2003.

--------------------------------------------------------------------------------
Q:  Who will pay for this proxy solicitation?

A: Reptron will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

                        PROPOSALS ON WHICH YOU MAY VOTE

Proposal 1.  Election of Directors
--------------------------------------------------------------------------------

    Reptron's Board of Directors is divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 2002 (Class I directors), 2003 (Class III directors) and 2004 (Class II directors). At the Annual Meeting, you and the other shareholders will elect two individuals to serve as directors until the 2005 Annual Meeting of Shareholders. The Board of Directors has nominated Michael L. Musto and William
U. Parfet to stand for election at the Annual Meeting for Class I director seats. John J. Mitcham, who is currently a director of Reptron, has declined to stand for re-election as a director, therefore, only two Class I directors will stand for re-election. Detailed information on each nominee and other members of our Board of Directors is provided on pages 9 through 11. Each of the nominees for director is a current member of Reptron's Board of Directors.

    The individuals named as proxies will vote the enclosed proxy for the election of Messrs. Musto and Parfet unless you direct them to withhold your votes. If either nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Information Regarding the Board of Directors and Committees
--------------------------------------------------------------------------------

    The full Board of Directors considers all major decisions concerning Reptron. However, the Board of Directors has established the following three standing committees in order that certain important areas can be addressed in more depth than may be possible in a full Board of Directors meeting:

..    Compensation Committee. The Compensation Committee reviews and approves
     Reptron's compensation plans covering the chief executive officer; reviews the compensation of the other executive officers; reviews the competitiveness of Reptron's total compensation practices; determines the annual base salary and incentive awards to be paid to the chief executive officer and reviews the annual base salary and incentive awards to be paid to the other executive officers. During 2001, the members of the Compensation Committee were Vincent Addonisio, John J. Mitcham and William
     U. Parfet. The Compensation Committee held one meeting in 2001.

..    Audit Committee. The Audit Committee reviews and recommends to the directors the appointment of the independent auditors to be selected to audit the financial statements of Reptron; reviews the engagement proposal of the independent auditors and provides its recommendations with respect to such proposal to Reptron's Chief Financial Officer; inquires as to the independence of the auditors, and obtains at least annually the auditors written statement describing their independent status; meets with the independent auditors and Reptron's Chief Financial Officer to review the scope of the proposed audit for the current year, and at the conclusion of such audit reviews the audit, including any comments or recommendations of the independent auditors; meets with Reptron's Chief Financial Officer, legal counsel and the independent auditors in review of Reptron's quarterly financial statements prior to the release of Reptron's earnings; reviews Reptron's 10-Q's and 10-K and provides Reptron's Chief Financial Officer with their comments, if any, prior to the filing of such documents; provides sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present; submits the minutes of all meetings to, or discusses the matters reviewed at each meeting with, the Board of Directors; investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee. The Audit Committee's responsibilities are more fully set forth in a written charter, which was adopted by the board of directors, and is attached to the proxy statement for Reptron's 2001 annual meeting of shareholders. During 2001, the members of the Audit Committee were Vincent Addonisio, William L. Elson, John J. Mitcham, and William U. Parfet. With the exception of Willliam L. Elson all of the Audit Committee members are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Elson is not independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards because of his relationship to Reptron. See the section entitled " Certain Relationships and Related Transactions" below. Under this Rule, a single non-independent member of a three member audit committee is acceptable provided such individual is not a current employee or officer of Reptron nor an immediate family member of any such persons, and the Board of Directors believes it in the best interest of Reptron and its shareholders to have the non-independent director serve on the audit committee. The Board of Directors has approved Mr. Elson as a non-independent member of the Audit Committee under the current NASDAQ view of the rule because the Board of Directors believes it is in the best interests of Reptron and its shareholders that Mr. Elson continue his participation as an audit committee member due to his education and professional background and experience with, and his knowledge of, Reptron. The Audit Committee held five meetings in 2001.

..    Stock Option Committee. The Stock Option Committee is responsible for selecting the recipients of options to purchase shares of Reptron's common stock, determining the terms and conditions and number of shares of common stock subject to each option and making any other determinations necessary or advisable for the administration of Reptron's Incentive Stock Option Plan, Reptron's 2002 Incentive Stock Option Plan and the Non-Employee Director Stock Option Plan. During 2001, the members of the Stock Option Committee were Michael L. Musto and Leigh A. Lane. The Stock Option Committee held one meeting in 2001.

    Reptron does not have a nominating committee. This function is performed by the Board of Directors. The Board of Directors met seven times during 2001. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

Compensation of Directors
--------------------------------------------------------------------------------

    Directors who are not employees of Reptron are paid $6,000 annually plus $1,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, Reptron reserved 450,000 shares of Reptron's common stock for future issuance upon the exercise of stock options that may be granted to its non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of Reptron receives separate compensation for services rendered as a director.

                        2001 Stock Option Grants to Non-Employee Directors
      -                 --------------------------------------------------
                              Number of
                        Securities Underlying  Exercise or
      Name                 Options Granted     Base Price  Expiration Date
      ----              ---------------------  ----------- ---------------
      Vincent Addonisio        15,000             $7.14       4/19/2011
      William L. Elson.        10,000             $7.14       4/19/2011
      John J. Mitcham..        10,000             $7.14       4/19/2011
      William U. Parfet        20,000             $7.14       4/19/2011

Vote Required; Recommendation
--------------------------------------------------------------------------------

    The two nominees for election as Class I directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the two nominees for Class I director who receive the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Your Board of Directors unanimously recommends a vote FOR each of the nominees for election as a director.

                                STOCK OWNERSHIP

    There were a total of 6,417,196 shares of Reptron common stock outstanding on April 26, 2002. The following table shows the amount of Reptron common stock beneficially owned (unless otherwise indicated) as of the close of business on April 26, 2002 by: (1) any person who is known by Reptron to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) Reptron's directors, (3) the executive officers named in the Summary Compensation Table below and (4) all directors and executive officers of Reptron as a group.

                                                     Shares of Reptron Common
                                                     Stock Beneficially Owned
                                                     -----------------------
                                                         Number       Percent
                                                      -----------     -------
     Directors and Named Executive Officers
     --------------------------------------
     Michael L. Musto (1)...........................   2,145,752       32.0%
     Paul J. Plante (2).............................     368,605        5.5%
     Bonnie Fena (3)................................      12,500          *
     Christopher M. O'Brien (4).....................       2,500          *
     Michael R. Nichols (5).........................     102,210        1.6%
     Leigh A. Lane (6)..............................       2,500          *
     Vincent Addonisio (7)..........................      27,000          *
     William L. Elson (8)...........................      52,300          *
     John J. Mitcham (9)............................      40,000          *
     William U. Parfet (10).........................      20,000          *
     All directors and executive officers as a group
       (10 persons, including those named above)(11)   2,773,367       38.8%

     Shareholders
     ------------
     Milan Mandaric (12)............................     571,800        8.9%
      One Oakwood Boulevard, Suite 200
      Hollywood, Florida 33020
     Ryback Management Corporation (13).............     473,684        6.9%
      7711 Carondelet Avenue
      St Louis, Missouri 63105
     Forum Capital Markets LLC (14).................     468,686        7.3%
      53 Forest Ave, 3rd Floor
      Old Greenwich, CT 06870
     Paradigm Capital Management, Inc (15)..........     334,500        5.2%
      Nine Elk Street
      Albany, New York 12207
     Royce & Associates, Inc. (16)..................     545,000        8.5%
      1414 Avenue of Americas
      New York, New York 10019
     Dimensional Fund Advisors, Inc (17)............     481,500        7.5%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401
     Avenir Corporation (18)........................     432,234        6.7%
      1725 K St, NW, Suite 401
      Washington, DC 20006
     C.L. King & Associates, Inc. (19)..............     779,300       12.1%
      Nine Elk Street Albany,
      New York 12207

---------------------
  * Less than 1% of the outstanding common stock.

 (1) The number of shares shown in the table includes (i) 464,848 shares held directly by Mr. Musto; (ii) 280,700 shares issuable to the Michael L. Musto Revocable Living Trust (the "MLM Trust") upon the conversion of the 6% Convertible Subordinated Notes due 2004 (the "Notes"), of which half were purchased by the MLM Trust on January 7, 1999 and half were purchased on August 26, 1999, which are convertible into shares of Reptron common stock at the rate of 35.0877 shares of common stock per $1,000 principal amount of the Notes; (iii) 1,277,704 shares held by MLM Investment Company Limited Partnership ("MLMLP") of which MLM, Inc., a Nevada corporation ("MLM, Inc."), is the managing general partner, Mr. Musto is the president and controlling shareholder of MLM, Inc., and has sole voting and dispositive power over the shares held by MLMLP; and (iv) 122,500 shares held by the MLM Trust. Excludes 4,000 shares subject to options that are exercisable by Mr. Musto's mother.
 (2) The number of shares shown in the table includes (i) 52,000 shares held directly by Mr. Plante; (ii) 312,500 shares subject to options that are exercisable within 60 days of April 26, 2002; and (iii) 4,105 shares issuable to an IRA for the benefit of Mr. Plante's spouse upon the conversion of the Notes.
 (3) The number of shares shown in the table includes (i) 1,000 shares held directly by Ms. Fena; and (ii) 11,500 shares subject to options that are exercisable within 60 days of April 26, 2002.
 (4) The number of shares shown in the table includes only shares subject to options that are exercisable within 60 days of April 26, 2002.
 (5) The number of shares shown in the table includes (i) 87,710 shares held directly by Mr. Nichols; and (ii) 14,500 shares subject to options that are exercisable within 60 days of April 26, 2002.
 (6) The number of shares shown in the table includes only shares subject to options that are exercisable within 60 days of April 26, 2002.
 (7) The number of shares shown in the table includes (i) 2,000 shares held directly by Mr. Addonisio and (ii) 25,000 shares subject to options that are exercisable within 60 days of April 26, 2002.
 (8) The number of shares shown in the table includes (i) 12,300 shares held by the William L. Elson P.C. Profit Sharing Plan; and (ii) 40,000 shares subject to options that are exercisable within 60 days of April 26, 2002.
 (9) The number of shares shown in the table includes (i) 25,000 shares held directly by Mr. Mitcham; and (ii) 15,000 shares subject to options that are exercisable within 60 days of April 26, 2002.
(10) The number of shares shown in the table includes only shares subject to options that are exercisable within 60 days of April 26, 2002.
(11) Includes: (1) 32,805 shares issuable upon the conversion of the Notes; and
     (ii) 446,000 shares subject to options that are exercisable within 60 days of April 26, 2002.
(12) Reptron has reason to believe that Mr. Mandaric beneficially owns 571,800 shares.
(13) The number of shares shown in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999 and are shares issuable upon the conversion of $13,500,000 of the Notes.
(14) The number of shares shown in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2000.
(15) The number of shares shown in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2002.
(16) The number of shares shown in the table is based upon a Schedule 13D filed with the Securities and Exchange Commission on February 14, 2002.
(17) The number of shares shown in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002
(18) The number of shares shown in the table is based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2002
(19) The number of shares shown in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires directors, executive officers and persons holding more than ten percent of Reptron's common stock to report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Reptron must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports received by us and written representations of our directors and executive officers, we believe that only Mr. Nichols failed to timely file one Form 4 reporting two transactions in fiscal 2001.

                       DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information, as of April 26, 2002, concerning Reptron's executive officers, continuing directors, and nominees for election as directors.

                                                                              Year First
                                                                               Became a
Name                                       Position(s)                    Age  Director
----                                       -----------                    --- ----------
Michael L. Musto(1).... Chief Executive Officer and Director
                        (director nominee for a term expiring in 2005)    60     1973

Paul J. Plante......... President, Chief Operating Officer, Acting Chief
                        Financial Officer and Director (term expiring in
                        2004)                                             44     1994

Bonnie Fena............ President--Reptron Manufacturing Services         54       --

Christopher M. O'Brien. Executive Vice President--Reptron Distribution    45       --

Michael R. Nichols..... Regional Vice President--Reptron Distribution     46       --

Leigh A. Lane(1)(2).... Corporate Credit Manager, Secretary and Director
                        (term expiring in 2003)                           37     1994

Vincent Addonisio(3)(4) Director (term expiring in 2003)                  47     2000

William L. Elson(3).... Director (term expiring in 2004)                  54     1994

John J. Mitcham(3)(4).. Director (term expiring in 2002)                  61     1998

William U. Parfet(3)(4) Director (director nominee for a term expiring in
                        2005)                                             55     2001

---------------------
(1) Mr. Musto and Ms. Lane serve on Reptron's Stock Option Committee.
(2) Ms. Lane is the daughter of Mr. Musto.
(3) Messrs. Addonisio, Elson, Mitcham and Parfet serve on Reptron's Audit Committee.
(4) Messrs. Addonisio, Mitcham and Parfet serve on Reptron's Compensation Committee.

    Michael L. Musto. Mr. Musto has been Chief Executive Officer and a director of Reptron since its inception in 1973. He was President of Reptron from 1973 to 1999. Prior to 1973, Mr. Musto worked for nine years in electronic components distribution for Northland Electronics and Diplomat Electronics.

    Paul J. Plante. Mr. Plante was appointed President of Reptron in December 1999, Chief Operating Officer of Reptron in January 1997, Acting Chief Financial Officer of Reptron in 2001, and has been a director since 1994. Mr. Plante has been employed by Reptron since 1986 and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which is now a division of Reptron. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida.

    Bonitta Fena. Ms. Fena has served as President of Reptron Manufacturing Services Division since April 2002. Prior to her current role, she served as the President of the Reptron Manufacturing Services Hibbing Facility from May 1998 to April 2002. Prior to joining Reptron, Ms. Fena was President of Hibbing Electronics Corporation (1987 to 1998) and from 1974 to 1987 Ms. Fena served as Vice President and co-founder of Hibbing Electronics Corporation.

    Christopher M. O'Brien. Mr. O'Brien was appointed Executive Vice President
- Reptron Distribution in February 2002. Prior to this appointment, Mr. O'Brien served as Reptron's central regional manager (2001-2002). Prior to joining Reptron, Mr. O'Brien served as regional vice president of Wyle Electronics (1999-2001) and has held numerous positions at Sterling Electronics Corporation, including field sales manager, regional vice president and senior vice president of sales (1992-1999).

    Michael R. Nichols. Mr. Nichols currently serves as Regional Vice President for Reptron Distribution. Prior to his current position, Mr. Nichols held several positions with Reptron including Vice President of Sales - Reptron Distribution (1990-2002), southeast regional sales manager (1985-1990), sales manager for the Tampa sales office (1982-1985) and field salesperson. Mr. Nichols has been employed by Reptron since 1978. He is a graduate of the University of Florida with a Bachelor of Arts degree in management and marketing.

    Leigh A. Lane. Ms. Lane serves as Reptron's secretary and has been a director since 1994. Ms. Lane has served in a number of administrative positions, including Operations Manager (1989-1991) and Corporate Credit Manager (1991-present).

    Vincent Addonisio. Mr. Addonisio has been a director of Reptron since May 2000. Mr. Addonisio has served as an executive of CGI Information Technology Services, Inc. ("CGI"), a provider of end-to-end information technology solutions, since 1998. Mr. Addonisio currently serves as Chief Administrative Officer and Executive Vice President of CGI. Mr. Addonisio was President of Parker Communications Network, Inc., a privately-held point of sale marketing network company, from 1997 to 1998. From 1993 to 1996, Mr. Addonisio was a director and served in various executive positions with ABR Information Services, Inc., including Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Addonisio is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the Binghamton University (SUNY) and an MBA from the Georgia Institute of Technology.

    William L. Elson. Mr. Elson has served as Reptron's outside general counsel since 1979 and has been a director since 1994. He has practiced law as a sole practitioner since 1975 and worked for Coopers & Lybrand from 1973 to 1975. Mr. Elson is a Certified Public Accountant and is a graduate of Wayne State University, with a J.D. degree and a Bachelor of Science degree in accounting. Mr. Elson has been of counsel to the law firm of Holland & Knight LLP in Tampa, Florida since July 2000.

    John J. Mitcham. Mr. Mitcham has served as a director of Reptron since 1998. Mr. Mitcham has been a strategic advisor to the Chief Executive Officer and board of directors of Tricord Systems, Inc., ("Tricord"), a technology company, since November 2000. Prior to his current role, Mr. Mitcham held several positions with Tricord, including Chairman of the board of directors (October 1998 to November 2000), Co-Chief Executive Officer (May 1999 to November 2000) and President and Chief Executive Officer (May 1995 to April
1999). From 1989 to 1995, Mr. Mitcham served as President of AT&T Paradyne Corporation, a developer and manufacturer of broad band network access products and technology. Mr. Mitcham holds a Bachelor's degree in business administration from the University of Houston.

    William U. Parfet. Mr. Parfet has been a director of Reptron since April 19, 2001. Mr. Parfet has been the Chairman and Chief Executive Officer of MPI Research, Inc. since 1999; and Mr. Parfet was the Co-Chairman of MPI Research, LLC from 1995-1999. Mr. Parfet is also a member of the board of directors of Apogent Technologies Inc., CMS Energy Corporation, Monsanto Company, PAR EXEL International Corporation, Pharmacia Corporation and Stryker Corporation.

                            EXECUTIVE COMPENSATION

    Under rules established by the Securities and Exchange Commission, Reptron is required to provide certain information concerning total compensation earned or paid to: (1) Reptron's chief executive officer and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2001 (the "Named Executive Officers").

Summary Compensation Table

    The following table sets forth certain compensation information for the Named Executive Officers :

                                                Annual
                                            Compensation(1)
                                           -----------------
                                                             Securities
                                    Fiscal                   Underlying    All Other
Name and Principal Position          Year  Salary(2)  Bonus   Options   Compensation(3)
---------------------------         ------ --------- ------- ---------- ---------------
Michael L. Musto...................  2001  $380,000  $    --       --       $  125
 Chairman of the Board               2000   400,000       --       --          152
 And Chief Executive Officer         1999   400,000       --       --          822

Paul J. Plante.....................  2001  $299,250  $    --       --       $1,175
 President, Chief Operating Officer  2000   309,000   60,000       --          602
 and Acting Chief Financial Officer  1999   300,000       --       --        1,514

Bonnie Fena........................  2001  $220,000  $    --    5,000       $1,170
 President, Reptron Manufacturing    2000   200,000   52,250      500        1,170
 Services                            1999   200,000       --       --          950

Christopher M. O'Brien (4).........  2001  $155,000  $    --   10,000       $   --
 Executive Vice President,           2000        --       --       --           --
 Reptron Distribution                1999        --       --       --           --

Michael R. Nichols.................  2001  $237,500  $    --   20,000       $  125
 Vice President, Sales               2000   200,000   80,000       --          152
 Reptron Distribution                1999   200,000   50,000       --          822

---------------------
(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the executive pursuant to Reptron's 401(k) plan.
(3) Includes annual premiums paid by Reptron for a $10,000 life insurance policy for each of the executive officers. Also includes the amount contributed by Reptron to the account of each Named Executive Officer under Reptron's 401(k) plan.
(4) Mr. O'Brien joined Reptron in April 2001.

Option Grants During Fiscal Year 2001

    The following table sets forth information concerning options granted to the Named Executive Officers during 2001:

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                           Annual Rates of Stock
                                                                           Price Appreciation for
                       2001 Stock Option Grants(1)                             Option Term(2)
-------------------------------------------------------------------------- ----------------------
                                       Percent of 2001 Exercise
                                       Options Granted or Base  Expiration  Assumed    Assumed
Name                   Options Granted  to Employees    Price      Date     Rate 5%    Rate 10%
----                   --------------- --------------- -------- ---------- -------    --------
Michael L. Musto               --             --           --         --        --          --
Paul J. Plante                 --             --           --         --        --          --
Bonnie Fena                 5,000            1.4%       $8.56    2/22/11   $26,917    $ 68,212
Christopher M. O'Brien     10,000            2.9%       $6.18    4/16/11   $38,866    $ 98,493
Michael R. Nichols         20,000            5.7%       $6.09     2/5/11   $76,599    $194,118

---------------------
(1) Each of these options was granted pursuant to the Reptron ISO Plan and is subject to the terms of such plan. As long as the optionee maintains continuous employment with Reptron, these options vest over a four year period at a rate of one-fourth of the shares on each anniversary of the date of grant.
(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent Reptron's estimate or projection of the future price of Reptron's Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Reptron, overall stock market conditions and the option holders' continued employment through the vesting period.

Option Exercises During Fiscal Year 2001 and Fiscal Year End Option Values

    The following table sets forth information concerning options exercised by the Named Executive Officers during fiscal year 2001 and the number and value of options held at fiscal year end. Reptron does not have any outstanding stock appreciation rights.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                        Shares                        Options at          In-The-Money Options at
                       Acquired                    December 31, 2001      December 31, 2001(1)($)
                          on        Value      ------------------------- -------------------------
Name                   Exercise Realized(2)($) Exercisable Unexercisable Exercisable Unexercisable
----                   -------- -------------- ----------- ------------- ----------- -------------
Michael L. Musto          --          --              --          --         --           --
Paul J. Plante            --          --         275,000      75,000         --           --
Bonnie Fena               --          --           5,125      10,375         --           --
Christopher M. O'Brien    --          --              --      10,000         --           --
Michael R. Nichols        --          --          14,500      15,500         --           --

---------------------
(1) The closing price for Reptron's common stock as reported on Nasdaq on December 31, 2001 was $3.11. Value is calculated on the basis of the difference between the option exercise price and $3.11 multiplied by the number of shares of Reptron's common stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of Reptron's common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

Ten Year Option Repricings

    The following table sets forth information concerning the repricing of stock options held by the Named Executive Officers during the last 10 years:

                                                                                Length of
                                 Number of     Market                            Original
                                Securities    Price Of     Exercise            Option Term
                                Underlying    Stock At     Price at            Remaining At
                                  Options     Time of      Time of      New      Date if
                                Repriced Or Repricing or Repricing or Exercise Repricing or
Name                     Date     Amended    Amendment    Amendment    Price   Amendment(1)
----                   -------- ----------- ------------ ------------ -------- ------------
Michael L. Musto             --        --         --            --        --          --

Paul J. Plante         11/02/98    50,000      $4.00        $18.00     $6.00     6 years
                       11/02/98   150,000      $4.00        $11.00     $6.00     7 years

Bonnie Fena            11/02/98    10,000      $4.00        $11.82     $6.00     7 years

Christopher M. O'Brien       --        --         --            --        --          --

Michael R. Nichols     11/02/98    40,000      $4.00        $18.00     $6.00     6 years

---------------------
(1) The length of original option terms did not change as a result of the repricing. Represents approximate years remaining.

Equity Compensation Plan Information
--------------------------------------------------------------------------------

    The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including Reptron Incentive Stock Option Plan, Reptron 2002 Incentive Stock Option Plan and the Reptron Non-employee Director Plan.

                                                                                 Number of Securities
                                                                                 Remaining Available
                                          Number of Securities                   for Future Issuance
                                           to be Issued Upon   Weighted Average      Under Equity
                                              Exercise of      Exercise Price of  Compensation Plans
                                              Outstanding         Outstanding         (Excluding
                                           Options, Warrants   Options, Warrants Securities Reflected
Plan Category                                and Rights (a)      and Rights(b)    in Column (a)) (c)
-------------                             -------------------- ----------------- --------------------
Equity Compensation Plans Approved by
  Shareholders...........................      1,425,431             $6.63            2,024,569
Equity Compensation Plans Not Approved by
  Shareholders...........................             --             $  --                   --

Employment and Severance Contracts

    We are a party to employment agreements with Messrs. Musto and Plante effective June 5, 1998 and January 5, 1999, respectively. These agreements continue until terminated (as provided in the agreements), and provide for an annual base salary and certain other benefits. The annual base salaries for fiscal 2002 for Messrs. Musto and Plante are $400,000 and $315,000, respectively. However, Messrs. Musto and Plante, as well as our entire senior management team, received a temporary ten percent pay reduction effective July 1, 2001 in response to difficult industry conditions. This decrease in pay will be restored when business conditions improve. Mr. Musto's employment agreement provides that he is entitled to severance if his employment is terminated by us for any reason or upon a "change of control" (as defined in the employment agreement). In such case, Messrs. Musto would receive 2.99 times his average annual base compensation. Mr. Plante's employment agreement provides that he is entitled to severance if his employment is terminated by us "without cause" or upon a "change of control" (as such terms are defined in the employment agreement). In such case, Mr. Plante would receive 2.99 times his average annual base compensation.

Compensation Committee Interlocks and Insider Participation

    During 2001, the Compensation Committee consisted of Messrs. Addonisio, Mitcham and Parfet, all of whom are outside directors. Under rules established by the Securities and Exchange Commission, Reptron is required to provide a description of certain transactions and relationships between any Compensation Committee member and Reptron. No such transactions occurred during 2001. None of the members of the compensation committee are current or former officers or employees of Reptron.

Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

    The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Reptron filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Reptron specifically incorporates this Report or the performance graph by reference in such filings.

    Compensation Policy: Reptron's compensation program for executives consists of three key elements:

    .   a base salary
    .   a performance-based annual bonus
    .   periodic grants of stock options

    The Compensation Committee believes that this three-part approach best serves the interests of Reptron and its shareholders because it enables Reptron to meet the requirements of the highly competitive environment in which Reptron operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. In determining compensation, consideration is given both to Reptron's overall performance and to individual performance, taking into account the contributions made by the executive toward improving Reptron's performance. Consideration is also given to the executive's position, location and level of responsibility, and the job performance of the executive in planning, providing direction for, and implementing Reptron's strategy. The Compensation Committee's primary objective in establishing compensation programs is to support Reptron's goal of maximizing the value of shareholders' investment in Reptron.

    . Base Salary. Base salaries for Reptron's executive officers, as well as changes in such salaries, are based upon such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the executive, and the length of the executive's service. The Compensation Committee believes that Reptron's compensation of its executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor. Most of the Reptron executive management team, including the Chief Executive Officer and the Chief Operating Officer, had their base salaries reduced by 10% effective July 1, 2001. These reductions were made in response to difficult industry conditions and may be restored if conditions improve in the future.

    . Annual Bonus. Payments to Reptron's executive officers under annual bonus plans are earned through successful completion of stated objectives, which Reptron has determined to be critical elements for successful operations. The Chief Executive Officer and Chief Operating Officer are eligible to receive annual bonus payments based solely on achieving certain levels of profitability. No bonuses were earned in 2001.

    . Stock Options. Reptron's long term incentives are in the form of stock option awards. The objective of these awards is to advance Reptron's and its shareholders' longer term interests and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and attainment of long term earnings goals. Stock options only produce value to executives if the price of Reptron's stock appreciates, thereby directly linking the interests of our executives with those of our shareholders. The executive's right to the stock options vests over a period prescribed by Reptron's Stock Option Committee. Neither the Chief Executive Officer or the Chief Operating Officer received any stock options in 2001.

Compensation of Reptron's Chief Executive Officer: Mr. Michael L. Musto's compensation was reduced by 10% effective July 1, 2001 in response to difficult industry conditions. Mr. Musto's 2001 compensation, when initially established, was reviewed by the Compensation Committee applying the principles outlined above in the same manner as they were applied to the other executives of Reptron. In addition, the Compensation Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Musto's compensation.

Internal Revenue Code Limits on Deductibility of Compensation: Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Reptron expects no adverse tax consequences under
Section 162(m) for 2001.

Submitted by the Compensation Committee
  Vincent Addonisio
  John J. Mitcham
  William U. Parfet

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    From time to time, Reptron and its subsidiaries engage in transactions with companies where one of Reptron's executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

    Reptron leases one of its sales offices (located in Detroit, Michigan) from Michael L. Musto, Reptron's Chief Executive Officer. The building includes office and warehouse space and totals approximately 10,000 square feet. Rent expense on this facility totaled $72,000 in 2001. The lease expires in November 2003. The Reptron Manufacturing division leases a total of 127,000 square feet of manufacturing and administrative offices in Hibbing, Minnesota, which facility is owned in part by four individuals on the senior management team of Reptron Manufacturing. Rent expense on these offices totaled $484,000 in 2001. The lease expires in December 2002.

    Mr. Elson, a Director of Reptron, provides legal services to Reptron and received approximately $190,000 for legal services rendered during 2001. In addition, Mr. Elson, is also of counsel to the law firm of Holland & Knight LLP which served as counsel to Reptron during the fiscal year ended December 31, 2001.

    Mr. Musto, Reptron's Chief Executive Officer, beneficially owns a portion of Reptron's 6.75% convertible subordinated notes valued at approximately $8.0 million. In 2001, Mr. Musto received approximately $540,000 in interest payments on these notes. Also, Mr. Plante, Reptron's President, Chief Operating Officer and Acting Chief Financial Officer, beneficially owns a portion of Reptron's 6.75% convertible subordinated notes valued at approximately $117,000. In 2001, Mr. Plante received approximately $8,000 in interest payments on these notes.

    Reptron occasionally leases an airplane from a company controlled by Mr. Musto, Reptron's Chief Executive Officer. The lease is based on a per hour use charge. During 2001, payments for the use of the airplane were approximately $68,000.

                     REPTRON STOCK PRICE PERFORMANCE GRAPH

    The following graph is a comparison of the cumulative total returns for Reptron's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of Reptron's peer corporations on a line-of-business basis. The following Corporations make-up our peer group: ACT Manufacturing, Inc., All American Semiconductor, Pioneer Standard Electronics, Inc., and Plexus Corporation. The cumulative return of Reptron was computed by dividing the difference between the price of Reptron's common stock at the end and the beginning of the measurement period (December 31, 1996 to December 31, 2001) by the price of Reptron's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 31, 1996.



                                  [CHART]
                      COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                              AMONG REPTRON ELECTRONICS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

                      12/96     3/97     6/97     9/97    12/97     3/98     6/98     9/98    12/98     3/99     6/99     9/99

Reptron
 Electronics, Inc.  $100.00   $98.79  $116.36   $88.79   $50.30   $55.76   $54.24   $24.85   $25.15   $17.58   $17.27   $20.61
Nasdaq Stock
 Market (U.S.)      $100.00   $94.57  $111.90  $130.82  $122.48  $143.34  $147.28  $132.89  $172.68  $193.65  $211.83  $217.11
Peer Group          $100.00  $110.25  $143.18  $182.12  $127.61  $124.22  $110.93   $98.48  %148.45  $117.65  $147.81  $155.84




                      12/99     3/00     6/00     9/00    12/00     3/01     6/01     9/01    12/01

Reptron
 Electronics, Inc.   $42.42   $53.03   $56.67   $78.79   $30.00   $34.24   $22.30   $12.61   $15.12
Nasdaq Stock
 Market (U.S.)      $320.89  $360.25  $313.24  $288.25  $193.01  $144.08  $169.81  $117.81  $153.15
Peer Group          $165.94  $246.09  $326.99  $416.71  $198.05  $174.45  $208.59  $146.44  $179.46


* $100 Invested on 12/31/96 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

                             SHAREHOLDER PROPOSALS

    Shareholders interested in presenting a proposal for consideration at Reptron's Annual Meeting of Shareholders in 2003 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Reptron's bylaws. To be eligible for inclusion, shareholder proposals must be received by Reptron's Corporate Secretary no later than January 21, 2003. In addition, the proxy solicited by Reptron's Board of Directors for the 2003 Annual Meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless we are provided with notice of such proposal by April 7, 2003.

                             INDEPENDENT AUDITORS

    Our consolidated financial statements for the year ended December 31, 2001 have been audited by Grant Thornton LLP, independent auditors. A representative of Grant Thornton LLP is expected to be present at the meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

    The Board of Directors selects the independent auditors for Reptron each year. The Board of Directors intends to continue the services of Grant Thornton LLP for the fiscal year ending December 31, 2002.

                            AUDIT COMMITTEE REPORT

    Reptron's management is responsible for preparing Reptron's financial statements. Reptron's independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities. Except to the extent required by the rules of the NASDAQ stock market, membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, Reptron's independent auditors and the internal audit staff have more available time and information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurances with regard to Reptron's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001, with management. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU (S)380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence. Based on a review and discussion of the foregoing, the Audit Committee recommended to Reptron's Board of Directors that the audited financial statements for the year ended December 31, 2001, be included in Reptron's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
    Vincent Addonisio
    William L. Elson
    John J. Mitcham
    William U. Parfet

Audit Fees
--------------------------------------------------------------------------------

    The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of Reptron's financial statements included in Reptron's Annual Report on Form 10-K for fiscal year 2001, as well as for the review of Reptron's financial statements included in Reptron's Quarterly Reports on Form 10-Q during fiscal year 2001 totaled $120,000.

Financial Information Systems Design And Implementation Fees
--------------------------------------------------------------------------------

    No fees were billed by Grant Thornton LLP for information technology services rendered during fiscal year 2001.

All Other Fees
--------------------------------------------------------------------------------

    We were billed $107,000 by Grant Thornton LLP for professional services rendered during fiscal year 2001 other than fees for services referenced in the above captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees."

    The Audit Committee considered whether Grant Thornton LLP's provision of the above non-audit services is compatible with maintaining such firm's independence.

                                 OTHER MATTERS

    As of the date of this proxy statement, Reptron knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to Reptron will be voted in accordance with the judgment of the proxy holder.

                                  DETACH HERE

--------------------------------------------------------------------------------
                           REPTRON ELECTRONICS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints PAUL J. PLANTE and WILLIAM A. BYRD, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Reptron Electronics, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Reptron Electronics, Inc., to be held at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626, on June 24, 2002, at 9:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said meeting and in their discretion upon all other matters that may properly come before said meeting.

    [X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

       1. Election of Directors, Nominees:
        [_] FOR ALL NOMINEES LISTED BELOW  [_] WITHHOLD AUTHORITY (to
                                           vote except as marked to the
                                           contrary for all nominees
                                           listed below)

    INSTRUCTION: To withhold authority to vote for one or more of the nominees listed below, strike a line through the name(s) of the nominee(s) in the list below. Your share will be voted for the remaining nominee(s).

                                    Class I
                               Michael L. Musto
                               William U. Parfet

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

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MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [_]  MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT [_]

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope. Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

                                                                 DATED: __ 2002

                                                                 PLEASE MARK,
                                                                 SIGN, DATE AND
                                                                 RETURN THE
                                                                 PROXY CARD
                                                                 PROMPTLY USING
                                                                 THE ENCLOSED
                                                                 ENVELOPE

                                                                 Signature ____

                                                                 Signature if
                                                                 held jointly _